Oyster Point Pharma Reports Third Quarter 2019 Financial Results and Recent Business Highlights

ZEN Phase 1 top-line data
Closed IPO financing and received $92.0 million in gross proceeds

PRINCETON, N.J., Dec. 3, 2019 [BUSINESS WIRE] -- Oyster Point Pharma, Inc. (Nasdaq: OYST), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ocular surface diseases, announced its financial results for the third quarter of 2019 and provided an overview of recent business highlights.

“Our team continues to make progress toward the goal of bringing OC-01 nasal spray to patients with Dry Eye Disease and advancing our pipeline. We are also very proud to have executed a successful IPO and listing on the NASDAQ Global Select Market,” said Dr. Jeffrey Nau, Chief Executive Officer of Oyster Point Pharma. “We expect 2020 to be another transformative year, and anticipate continued clinical development and further progress with our pipeline. Key expected milestones include Phase 2 top-line data from our MYSTIC trial in Q1 and Phase 3 top-line data from our ONSET-2 trial at mid-year.”

Recent Business Highlights
•ZEN Phase 1 top-line data: In November 2019, Oyster Point Pharma released top-line data from its Phase 1 “ZEN” study in healthy volunteers. The ZEN study was an open-label, single-center, randomized, two-way crossover study to evaluate the relative bioavailability of varenicline administered as a nasal spray (OC-01 nasal spray) compared to varenicline administered orally. Top-line results indicate that OC-01 nasal spray was safe and well tolerated at the doses tested. The relative bioavailability was 13 times lower for a single dose of the highest strength of OC-01 nasal spray as compared to a single dose of the highest strength commercially available varenicline. We intend to submit the results of ZEN and ONSET-2 together with the results from ONSET-1 as part of a 505(b)(2) NDA to the FDA in the second half of 2020.
•Initial Public Offering: In November 2019, Oyster Point Pharma closed its IPO of 5,750,000 shares of its common stock at a price to the public of $16.00 per share, which included the exercise in full by the underwriters of their option to purchase up to 750,000 additional shares. Oyster Point Pharma received gross proceeds of $92.0 million from the offering. Upon closing the IPO, all outstanding shares of redeemable convertible preferred stock outstanding converted into an aggregate of 14,193,281 shares of common stock.
•Strengthened Leadership Team: In September 2019, Oyster Point Pharma appointed John Snisarenko as Chief Commercial Officer and in July 2019, Daniel Lochner as Chief Financial Officer. Additionally, the Company has continued its strategic expansion of seasoned professionals to support the growing organization.
Third Quarter 2019 Financial Results
•Cash Position: Cash and cash equivalents were $72.3 million as of September 30, 2019, which does not include the $82.6 million in net proceeds of Oyster Point Pharma’s initial public offering, which closed in November 2019.

•R&D Expenses: Total research and development expenses for the third quarter of 2019 were $8.1 million compared to $5.8 million for the same period in 2018. The increase in research and development expenses was primarily due to our advancement of OC-01 and reflected an increase in fees paid to CROs and CMOs of $1.5 million and an increase in payroll and personnel-related expenses, including salaries and bonuses, benefits and stock-based compensation expense, of $0.8 million.
•G&A Expenses: Total general and administrative expenses for the third quarter of 2019 were $3.8 million compared to $0.9 million for the same period in 2018. The increase in general and administrative expenses was primarily due to the expansion of our organization and reflected an increase in payroll and personnel-related expenses, including salaries, benefits and stock-based compensation expense, of $1.3 million; an increase in marketing and promotional expenses of $0.3 million; an increase in professional fees for legal, consulting, accounting, tax and other outside services of $1.1 million; and an increase in other general and administrative expenses of $0.2 million.
•Net Loss: For the third quarter of 2019, Oyster Point Pharma reported a net loss of $11.5 million compared to a net loss of $6.6 million for the same period in 2018.

About Oyster Point Pharma
Oyster Point Pharma is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ocular surface diseases. Oyster Point Pharma’s lead product candidate, OC-01 nasal spray, a highly selective nicotinic acetylcholine receptor (nAChR) agonist, is being developed as a nasal spray to treat the signs and symptoms of dry eye disease. OC-01 nasal spray’s novel mechanism of action re-establishes tear film homeostasis by activating the trigeminal parasympathetic pathway to stimulate the glands and cells responsible for natural tear film production, known as the lacrimal functional unit (LFU).

About Dry Eye Disease
Dry eye disease is a chronic, progressive condition that impacts more than 30 million Americans and is growing in prevalence. An estimated 16 million U.S. adults have been diagnosed with dry eye disease, a multifactorial condition of the ocular surface characterized by disruption of the tear film. A healthy tear film protects and lubricates the eyes, washes away foreign particles, contains growth factors and antimicrobial components to reduce the risk of infection, and creates a smooth surface that contributes refractive power for clear vision. Dry eye disease can have a significant impact on a person’s day-to-day quality of life, as it can cause persistent stinging, scratching, burning sensations, sensitivity to light, blurred vision, and eye fatigue. Despite the large prevalence of dry eye and the burden of the disease, there remains a significant unmet need for effective therapies.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions and on information currently available to us. The forward-looking statements in this press release represent our views as of the date of this press release. These statements may include but are not limited to statements regarding future events or future financial and operating performance and our plans for and the anticipated benefits of our product candidates, the timing, objectives and results of the clinical studies and anticipated regulatory and development milestones. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports we file with the Securities and Exchange Commission, copies of which are posted on our website and are available from us without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.

Media Contact
Lisa Rivero
Syneos Health
(781) 425-4676
media@oysterpointrx.com

Investor Contact
Tim McCarthy
LifeSci Advisors, LLC
(212) 915-2564
investors@oysterpointrx.com

OYSTER POINT PHARMA, INC.
Condensed Balance Sheet Data
(in thousands)
(unaudited)

		September 30, 2019	December 31, 2018

	Cash and cash equivalents[1]	$72,278	$5,228
	Working capital[1]	$71,316	$4,678
	Total assets	$80,076	$5,704
	Redeemable convertible preferred stock[2]	$135,853	$43,001
	Stockholders’ deficit	$(61,950)	$(38,243)

[1]	Excludes net proceeds of $82.6 million received upon the closing of the IPO in November 2019.
[2]	All redeemable convertible preferred stock was converted into common stock in conjunction with the IPO in November 2019.

OYSTER POINT PHARMA, INC.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses:
Research and development	$8,088	$5,775	$18,594	$10,410
General and administrative	3,809	916	8,546	2,277
Total operating expenses	11,897	6,691	27,140	12,687
Loss from operations	(11,897)	(6,691)	(27,140)	(12,687)
Interest income	400	59	1,153	195
Net loss and comprehensive loss	$(11,497)	$(6,632)	$(25,987)	$(12,492)
Net loss per share attributable to common stockholders, basic and diluted	$(8.10)	$(4.70)	$(18.37)	$(8.85)
Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	1,419,029	1,411,966	1,414,475	1,411,966